LIMITED POWER OF ATTORNEY

	This Statement confirms that the undersigned, Hwai Hai Chiang (the "Insider"), has authorized and designated Robert L. Paver, Kathryn M. Vetter, and Chester E.
  Bacheller, and each of them (each of the foregoing is referred to as an
"Authorized Signer") to execute and file on the Insider's behalf any and all
Forms 3, 4 and 5 (including any amendments thereto) that the Insider may be required to file with the United States Securities and Exchange Commission as a
result of the Insider's ownership of, and transaction in, securities of Jabil
Circuit, Inc. (the "Company").

	The authority of the Authorized Signers under this Confirming Statement shall continue until the Insider is no longer required to file Forms 3, 4 and 5 with regard to the Insider's ownership of, or transactions in, securities of the
Company, unless revoked in writing.  The Insider acknowledges that none of the
Authorized Signers is assuming any of the Insider's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Date: November 4, 2011

/s/Hwai Hai Chiang
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Signature